SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

November 25, 2003

Date of Report (Date of earliest event reported)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 5. Other Events

On November 25, 2003, Cotelligent, Inc., a Delaware corporation (“Cotelligent”), Recency Media USA, Inc., a Delaware corporation and a wholly-owned subsidiary of Cotelligent (“Recency”), On-Site Media, Inc., a Nevada corporation (“On-Site”), and certain stockholders of On-Site, entered into an agreement (the “Agreement and Plan of Merger”) under which Cotelligent will acquire On-Site.

Under the terms of the Agreement and Plan of Merger, each stockholder of On-Site will be given the opportunity to elect to receive either (a) equity units (“Equity Units”), consisting of shares of Cotelligent common stock and warrants to purchase shares of Cotelligent’s common stock or (b) a combination of (1) cash and (2) Equity Units. The aggregate merger consideration will consist of up to (i) 10,679,612 shares of Cotelligent common stock, (ii) warrants to purchase 5,339,806 shares of Cotelligent’s common stock and (iii) $650,000 in cash. The warrants to be issued as part of the merger consideration will be immediately exercisable at an exercise price of $0.25 per share and will expire on the second anniversary of the closing date.

On-Site is one of the top providers of narrowcasting services and products to the hotel/casino market. For the fiscal year ended April 30, 2003, On-Site had unaudited total revenues of $911,307. In addition, as at April 30, 2003, On-Site had unaudited total assets of $370,000 and unaudited total equity of $192,000.

The acquisition of On-Site is subject to customary closing conditions, including the approval of On-Site’s stockholders. The acquisition is also conditioned on the holders of not more than 3% of the outstanding shares of On-Site’s common stock giving notice of their intent to exercise dissenters’ rights under the Nevada General Corporation Law.

The acquisition of On-Site is subject to customary termination rights. In addition, the acquisition may be terminated by Cotelligent if Cotelligent is not reasonably satisfied in its sole discretion with the results of, and its due diligence investigations with respect to, the operations, affairs, prospects, properties, assets, existing and potential liabilities, obligation, profits or condition (financial or otherwise) of On-Site.

Cotelligent and On-Site have agreed to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 which will contain a proxy statement and prospectus with respect to the approval by On-Site’s stockholders of the acquisition and the issuance by Cotelligent of the merger consideration. Although the acquisition is expected to be completed within the next 120 days, there can be no assurance that the acquisition will be completed in this time period, if at all. Following the completion of the acquisition, the separate corporate existence of On-Site will cease and Recency will continue as the surviving corporation.

The foregoing description of the agreement and the acquisition does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger attached as Exhibit 2.1 to this Current Report on Form 8-K.

On November 25, 2003, Cotelligent, Inc. issued a press release. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 25, 2003, by and among Cotelligent, Inc., Recency Media USA, Inc., On-Site Media, Inc. and certain stockholders of On-Site Media, Inc.

99.1	Press Release, dated November 25, 2003, issued by Cotelligent, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker
Curtis J. Parker
Executive Vice President, Chief Financial
Officer, Treasurer & Assistant Secretary

Dated: December 3, 2003

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 25, 2003, by and among Cotelligent, Inc., Recency Media USA, Inc., On-Site Media, Inc. and certain stockholders of On-Site Media, Inc.

99.1	Press Release, dated November 25, 2003, issued by Cotelligent, Inc.